                                                                  Exhibit 5.1

                                                  July 9, 1998


IMN Financial Corp.
520 Broadhollow Road, Suite 200
Melville, New York 11747

Gentlemen:

         We have acted as counsel to IMN Financial Corp. (the "Company") in connection with its filing of a pre-effective amendment no. 1 to the registration statement on Form SB-2 (Registration No. 333-50321, the "Registration Statement") covering 6,082,040 shares of common stock $.001 par value (the "Common Stock") to be sold by selling security holders ("Selling Security Holders").

         In our capacity as counsel to the Company, we have examined the Company's Certificate of Incorporation and By-laws, as amended to date, and the minutes and other corporate proceedings of the Company.

         With respect to factual matters, we have relied upon statements and certificates of officers of the Company. We have also reviewed such other matters of law and examined and relied upon such other documents, records and certificates as we have deemed relevant hereto. In all such examinations we have assumed conformity with the original documents of all documents submitted to us as conformed or photostatic copies, the authenticity of all documents submitted to us as originals and the genuineness of all signatures on all documents submitted to us.

         On the basis of the foregoing, we are of the opinion that:

                  The shares of Common Stock covered by this Registration Statement have been validly authorized and will when sold as contemplated by the Registration Statement, be legally issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference made to us under the caption "Legal Matters" in the prospectus constituting the Registration Statement.

                                                  Very truly yours,

                                                  /s/ GSKF
                                                  Gersten, Savage, Kaplowitz &
                                                  Fredericks, LLP